Exhibit 10.10

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of February 24, 2020 by and between FPP FINANCE LLC (“FastPay”) and BRF FINANCE CO., LLC, on behalf of itself and as agent for the Purchasers under the Non-ABL Creditor Agreement (“Non-ABL Creditor”).

WHEREAS, THEMAVEN, INC. (“Parent”), MAVEN MEDIA BRANDS, LLC (“Administrative Borrower”), MAVEN COALITION, INC. (“Maven Coalition”), THESTREET, INC. (“TheStreet”, and together with Parent, Administrative Borrower, Maven Coalition collectively, “Borrower”), and FastPay are parties to the FastPay Financing Agreement (as defined below), pursuant to which FastPay has agreed to make advances to and provide other financial accommodations for the benefit of Borrower on the terms and conditions set forth therein;

WHEREAS, Borrower has granted to FastPay a lien on, and security interest in, the Collateral (as defined below) of Borrower to secure the FastPay Obligations (as defined below), and Non-ABL Creditor has acknowledged and consented to such lien and security interest;

WHEREAS, Parent and Non-ABL Creditor are parties to the Non-ABL Creditor Agreement (as defined below), pursuant to which Non-ABL Creditor has agreed to make an extension of credit to Parent on the terms and conditions set forth therein;

WHEREAS, pursuant to the Non-ABL Creditor Agreement, Borrower has granted to Non-ABL Creditor a lien on, and security interest in, the Collateral of Borrower to secure the Non-ABL Creditor Obligations (as defined below), all as more particularly described in the Non-ABL Creditor Agreement, and FastPay has acknowledged and consented to such lien and security interest;

WHEREAS, it is a condition to the extensions of credit under the FastPay Financing Agreement that FastPay and Non-ABL Creditor execute and deliver this Agreement;

WHEREAS, pursuant to the Non-ABL Creditor Documents, Non-ABL Creditor was appointed by the Purchasers to act as the collateral agent in connection with the Collateral, pursuant to which Non-ABL Creditor is authorized to take all necessary action to preserve the Collateral, including entering into this Agreement on behalf and for the benefit of the Purchasers.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of FastPay and Non-ABL Creditor hereby agrees as follows:

ARTICLE I

Definitions

SECTION 1.01. UCC. All initially capitalized terms used but not defined in this Agreement and that are defined in the UCC as in effect in the State of California shall have the meanings specified therein.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to remain closed.

“Class” refers to either (a) FastPay, FastPay Financing Agreement, FastPay Documents, or FastPay Obligations, on the one hand, or (b) Non-ABL Creditor, Non-ABL Creditor Agreement, Non-ABL Creditor Documents, or Non-ABL Creditor Obligations, on the other hand.

“Collateral” means all of the assets of Borrower, whether real, personal or mixed, upon which Liens have been created under and in accordance with the terms of the FastPay Documents and the Non-ABL Creditor Documents.

“DIP Financing” has the meaning assigned to such term in Section 6.02.

“Discharge” means, with respect to the Obligations of any Class, subject to Section 4.05:

(a) payment in full in cash of the principal of and interest (including any Post-Petition Amounts in the nature of interest) on all Obligations of such Class;

(b) payment in full in cash of all other Obligations of such Class that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any Post- Petition Amounts in the nature of fees, costs, expenses and other amounts);

(c) termination or expiration of all commitments, if any, to extend credit that would give rise to Obligations of such Class;

(d) termination or cash collateralization of all letters of credit the reimbursement or payment obligations in respect of which constitute Obligations of such Class (any such cash collateralization to be in an amount and manner reasonably satisfactory to such Class, but in no event shall such amount be greater than 105% of the aggregate undrawn face amount of such letters of credit); and

(e) adequate provision has been made for any contingent or unliquidated Obligations of such Class related to claims, causes of action, or liabilities that have been asserted or threatened against the Secured Parties holding such Obligations or that otherwise can be reasonably identified by such Secured Parties based on the then-known facts and circumstances.

“Discharge of Senior Obligations” means, with respect to any Collateral, the Discharge of Obligations constituting Senior Obligations with respect to such Collateral.

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“Enforcement Action” means any action under applicable law:

(a) to foreclose, execute or levy on, collect on, take possession of or control of, or sell or otherwise realize upon (judicially or non-judicially) or to lease, license or otherwise dispose of (whether publicly or privately), any Collateral or otherwise to exercise or enforce remedial rights with respect to Collateral under the FastPay Documents or the Non-ABL Creditor Documents, as applicable, or any other applicable agreement, document or instrument pertaining thereto (including, without limitation, by way of setoff, noticing of any public or private sale or other disposition pursuant to the UCC or other applicable law, notification of account debtors, notification of depositary banks under deposit account control agreements or exercise of rights under landlord consents, if applicable);

(b) to solicit bids from third parties to conduct the liquidation or disposition of any Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling any Collateral;

(c) to receive a transfer of Collateral in satisfaction of any indebtedness or other obligation secured thereby; or

(d) to otherwise enforce any security interest or exercise any other default right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity or pursuant to the FastPay Documents or the Non-ABL Creditor Documents, as applicable, or any other applicable agreement, document or instrument pertaining thereto; provided that “Enforcement Action” shall not include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding.

“FastPay Documents” means the FastPay Financing Agreement and all other loan documents entered into between Borrower and FastPay or its affiliates in connection therewith.

“FastPay Financing Agreement” means that certain Financing and Security Agreement dated February 6, 2020 among Borrower and FastPay, as amended from time to time (including following the commencement of any Insolvency Proceeding).

“FastPay Liens” means Liens on the Collateral securing the FastPay Obligations, including all such Liens created under the FastPay Documents, now or hereafter held by or on behalf of FastPay or its Affiliates or any agent or trustee therefor, whether or not created following the commencement of any Insolvency Proceeding.

“FastPay Obligations” means all “Obligations” under and as defined in any of the FastPay Documents, and includes all Cash Collateral Usage and DIP Financings. The term “FastPay Obligations” shall include all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to FastPay or its Affiliates in connection with the FastPay Documents, including principal, interest, charges, fees, premiums, indemnities and expenses and all Post-Petition Amounts in respect of the foregoing.

“FastPay Priority Collateral” means any and all of the following that constitutes Collateral: (a) all cash, Accounts, Deposit Accounts (other than Deposit Accounts solely holding other Non-ABL Creditor Priority Collateral or the Proceeds thereof), and related Records; (b) all Proceeds, including insurance Proceeds, of the foregoing and all collateral security and guarantees and other credit support given by any Person with respect to any of the foregoing; and (c) all books and records relating to the foregoing; provided, FastPay Priority Collateral shall not include the identifiable Proceeds arising from the sale, lease, license, transfer or other disposition of any Non-ABL Creditor Priority Collateral, including (without limitation) any Proceeds (including, but not limited to, royalties) from the license or other disposition of any Intellectual Property.

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“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to Borrower; (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Borrower or with respect to a material portion of the assets of Borrower; (c) any liquidation, dissolution, reorganization or winding up of Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Borrower.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned, licensed or hereafter acquired by Borrower, including inventions, designs, patents, copyrights, licenses, trademarks, domain names, trade secrets, confidential or proprietary technical and business information, know how, show how or other data or information, software, databases, all other proprietary information and all embodiments or fixations thereof and related documentation and registrations and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Junior Secured Party” means, as to any Collateral, the Secured Parties with subordinate Liens or no Liens on such Collateral.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“Liquidity” means cash held in a Deposit Account subject to a deposit account control agreement in favor of FastPay.

“Non-ABL Creditor Agreement” means that certain Amended and Restated Note Purchase Agreement dated as of June 14, 2019 by and among Parent, the guarantors from time to time party thereto, each of the Purchasers from time to time party thereto, and Non-ABL Creditor, as amended from time to time (including following the commencement of any Insolvency Proceeding).

“Non-ABL Creditor Documents” means the Non-ABL Creditor Agreement and all other “Note Documents” as defined therein.

“Non-ABL Creditor Liens” means Liens on the Collateral securing the Non-ABL Creditor Obligations, including all such Liens created under the Non-ABL Creditor Documents, now or hereafter held by or on behalf of Non-ABL Creditor or any agent or trustee therefor, whether or not created following the commencement of any Insolvency Proceeding.

“Non-ABL Creditor Obligations” means all “Obligations” under and as defined in the NonABL Creditor Agreement. The term “Term Obligations” shall include all obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Non-ABL Creditor in connection with the Non-ABL Creditor Documents, including principal, interest, charges, fees, premiums, indemnities and expenses and any Post-Petition Amounts in respect of the foregoing.

“Non-ABL Creditor Priority Collateral” means any Collateral that does not constitute FastPay Priority Collateral, including (without limitation) all Equipment, Fixtures, Real Property, General Intangibles, Inventory, Investment Property and Intellectual Property, and all Proceeds, including insurance Proceeds, of the foregoing and all collateral security and guarantees and other credit support given by any Person with respect to any of the foregoing, and all books and records relating to the foregoing.

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“Obligations” means all FastPay Obligations and all Non-ABL Creditor Obligations.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Post-Petition Amounts” means, with respect to any Obligations, all interest, fees, costs, expenses and other amounts, that would accrue and become due after commencement of any Insolvency Proceeding but for commencement of such Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding.

“Purchase Event” means, with respect to the FastPay Obligations, the occurrence of any of the following: (a) an acceleration of the FastPay Obligations in accordance with the terms of the FastPay Documents; (b) a payment default in respect of FastPay Obligations under the FastPay Documents that has not been cured or waived in accordance with the terms thereof within 30 days of the occurrence thereof; (c) the commencement of any Insolvency Proceeding; or (d) the taking of any Enforcement Action by any lender under the FastPay Documents.

“Recovery” has the meaning set forth in Section 6.06.

“Secured Parties” means FastPay and Non-ABL Creditor.

“Senior Obligations” means, as to any Obligations, either the FastPay Obligations or the Non-ABL Creditor Obligations, as applicable to the relevant Senior Priority Collateral.

“Senior Priority Collateral” means (a) with respect to FastPay, the FastPay Priority Collateral and (b) with respect to Non-ABL Creditor, the Non-ABL Creditor Priority Collateral.

“Senior Secured Parties” means, as to any Collateral, the Secured Parties with Senior Liens on such Collateral.

“Transaction Documents” means the FastPay Documents and the Non-ABL Creditor Documents.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

SECTION 1.03. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” has the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected persons customarily comply) of all governmental authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended (subject to any restrictions on such amendments set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns; (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (d) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement.

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ARTICLE II

LIEN MATTERS

SECTION 2.01. Acknowledgment of Liens. FastPay hereby agrees and acknowledges that Non-ABL Creditor has been granted a Lien upon the Non-ABL Creditor Priority Collateral to secure the Non-ABL Creditor Obligations. Non-ABL Creditor agrees and acknowledges that FastPay has been granted a Lien upon the FastPay Priority Collateral to secure the FastPay Obligations.

SECTION 2.02. Relative Lien Priorities and Limited Debt Subordination.

(a) Notwithstanding the order or time of attachment, or the order, time, or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting any Lien in any of the Collateral, and notwithstanding any conflicting terms or conditions that may be contained in any of the Transaction Documents:

(i) the FastPay Liens in the FastPay Priority Collateral, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise shall be senior in all respects and shall have priority over any rights of Non-ABL Creditor in the FastPay Priority Collateral; and

(ii) the Non-ABL Creditor Liens in the Non-ABL Creditor Priority Collateral, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise be senior in all respects and shall have priority over any rights of FastPay in the Non-ABL Creditor Priority Collateral;

(b) It is understood by the parties hereto that the provisions of this Agreement are intended solely to govern the respective Lien priorities as among the Secured Parties and shall not impose upon the Secured Parties any obligations in respect of the disposition of any Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any Person that is not a Secured Party.

(c) Except as set forth in clause (d) below, nothing set forth in this Agreement is intended to constitute a debt subordination, and each Secured Party expressly acknowledges that the Non-ABL Creditor Obligations are not subordinated in right of payment to the FastPay Obligations and the FastPay Obligations are not subordinated in right of payment to the Non-ABL Creditor Obligations.

(d) Notwithstanding clause (c) above, Borrower shall not pay, and Non-ABL Creditor shall not receive, scheduled principal or interest payments, prepayments, or any other payments on account of the Non-ABL Creditor Obligations unless immediately prior and subsequent to any such payment, Parent has Liquidity of at least $2,000,000; provided, each of: (x) mandatory prepayments as set forth in Sections 2.4 (A)(1) (so long as such proceeds are not the proceeds of FastPay Priority Collateral) or 2.4 (A)(6) of the Non-ABL Creditor Agreement as of the date hereof; (y) non-interest or principal-related fees under the Non-ABL Creditor Documents as of the date hereof; and (z) indemnification obligations or out-of-pocket expense reimbursements owed by Borrower under the Non-ABL Creditor Agreement as of the date hereof, in each case, shall not be subject to the foregoing test. The preceding sentence shall not limit the right of the Non-ABL Creditor to take Enforcement Actions with respect to its Senior Priority Collateral, to otherwise exercise its rights and remedies under the Non-ABL Creditor Documents or applicable law or to receive payments from the proceeds of its Senior Priority Collateral, in each instance following the occurrence and continuance of an event of default in respect of the Non-ABL Creditor Obligations. Any amounts paid to Non-ABL Creditor or any Purchaser under the Non-ABL Creditor Agreement in contravention of this clause (d) shall be held in trust and promptly remitted to FastPay for application toward the FastPay Obligations. Nothing herein shall restrict Borrower or Non-ABL Creditor’s right, as applicable, to: (1) convert the Non-ABL Creditor Obligations into equity interests of Borrower or (2) accrue non cash payment-in-kind interest with respect to the Non-ABL Creditor Obligations.

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SECTION 2.03. Prohibition on Certain Contests. Each Secured Party agrees that none of them will (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding): (a) the perfection, priority, validity or enforceability of any FastPay Lien or any Non-ABL Creditor Lien; (b) the validity or enforceability of any FastPay Obligations or any Non-ABL Creditor Obligations; or (c) the enforceability of this Agreement. Nothing in this Agreement shall be construed to prevent or impair the right of any Secured Party to enforce this Agreement or to bring any motion or take any other action in any proceeding (including any Insolvency Proceeding) to establish the correct mathematical calculation of any Obligations.

SECTION 2.04. Similar Liens. Each Secured Party agrees to cooperate in order to determine, upon any reasonable request by the other Secured Party, the specific assets included in the Collateral, the steps taken to perfect the respective Liens thereon, and the identity of the respective parties obligated under the Transaction Documents.

SECTION 2.05. No Additional Liens or Credit Support. Whether or not any Insolvency Proceeding has commenced, each Secured Party agrees it shall not accept (a) any additional Lien under any loan document on any asset of Borrower to secure any Obligations unless Borrower has granted or concurrently grants (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such asset to secure Obligations of the other Class, or (b) any additional credit support, guaranty, or supporting obligation in respect of its Obligations unless the same or substantially similar credit support, guaranty, or supporting obligation is given (or offered with a reasonable opportunity to be accepted) with respect to the Obligations of the other Class; provided that the refusal of any Secured Party to accept a Lien on any property of Borrower or any such credit support, guaranty, or supporting obligation shall not prohibit the taking of a Lien on such property or the acceptable of any such credit support, guaranty, or supporting obligation by the other Secured Party. Without limiting any other rights and remedies available to the Secured Parties, any Lien, credit support, guaranty, or supporting obligation held by any Secured Party in breach of the foregoing provisions shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any Transaction Document (x) be held and be deemed to be held for the benefit of both Secured Parties as security for their respective Obligations, or (y) be released.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

Until the Discharge of Senior Obligations with respect to any Collateral has occurred, each Junior Secured Party agrees that it will not take or receive any Senior Priority Collateral of the other Class or any Proceeds of any such Collateral in connection with any Enforcement Action with respect to such Collateral.

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Subject to Section 3.02, each Junior Secured Party:

(i) agrees that no Junior Secured Party will take any action that (A) could reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with (1) any exercise of remedies with respect to the Senior Priority Collateral of the other Class or (2) the realization of the full value of such Senior Priority Collateral by the Senior Secured Party) with respect thereto or (B) otherwise would be prohibited hereunder, including any disposition of any such Collateral, whether by foreclosure or otherwise, provided that a Junior Secured Party may commence Enforcement Actions in respect of Senior Priority Collateral, subject to the terms of this Agreement, after the passage of 180 days from the date of delivery of a notice in writing by a Junior Secured Party to a Senior Secured Party of (x) the occurrence of an event of default under the Obligations owed to such Junior Secured Party, and (y) the Junior Secured Party’s intention to take Enforcement Actions against the Senior Priority Collateral, provided, further, however, notwithstanding anything herein to the contrary, until the Discharge of Senior Obligations shall have occurred, no Junior Secured Party will exercise any rights or remedies with respect to any Senior Priority Collateral if, notwithstanding the expiration of the period referenced above, the Senior Secured Party shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to a material portion of the Senior Priority Collateral. Any Proceeds received by a Junior Secured Party from Enforcement Actions shall be turned over to the Senior Secured Party for application pursuant to Section 4.02;

(ii) waives any and all rights to object to the manner in which any Senior Secured Party seeks to enforce or collect any of its Senior Obligations or to enforce or realize on its Senior Liens on any Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of such Senior Secured Party is adverse to the interests of any Junior Secured Party with respect to such Collateral; and

(iii) acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Document shall be deemed to restrict in any way the rights and remedies of the Senior Secured Parties with respect to any Collateral subject to their Senior Liens as set forth in this Agreement and the Senior Transaction Documents with respect thereto.

(b) Except as otherwise specifically set forth herein, the Secured Party of any Class may exercise rights and remedies available to them as unsecured creditors of Borrower in accordance with the terms of the Transaction Documents of such Class and applicable law; provided that in the event any Secured Party becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to any of its Obligations, such judgment Lien shall be subject to the terms of this Agreement, including the relative Lien priorities set forth in Section 2.01.

(c) Nothing in this Agreement shall prohibit the receipt by any Secured Party of any Class of the required or permitted payments of interest, principal and other amounts owed in respect of Obligations of such Class so long as such receipt is not the direct or indirect result of the exercise by any Junior Secured Party of any Enforcement Action against the Senior Priority Collateral of the Agent or any Secured Party of the other Class in contravention of this Agreement. Nothing in this Agreement shall be construed to impair or otherwise adversely affect any rights or remedies any Senior Secured Party may have with respect to its Senior Priority Collateral.

SECTION 3.02. Sharing of Information. Subject to confidentiality restrictions imposed by law, contract, or agreement, if any Secured Party takes actual possession of any documentation of Borrower (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Secured Party), then upon request of either Secured Party (the “requesting Secured Party”) and reasonable advance notice, the other Secured Party (the “responding Secured Party”) will permit the requesting Secured Party or its representative to inspect and copy such documentation if and to the extent the requesting Secured Party certifies to the responding Secured Party that:

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(a) such documentation contains or may contain information necessary or useful, in the good faith opinion of the requesting Secured Party, to the enforcement of requesting Secured Party’s Liens upon its Senior Collateral; and

(b) such requesting Secured Party is entitled to receive and use such information as against the Borrower or its suppliers, customers, and contracts and under applicable law, and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

SECTION 3.03. Actions Upon Breach. If any Junior Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take or participate in any Enforcement Action with respect to the Senior Priority Collateral of the other Class, or fails to take any action required by this Agreement, the Senior Secured Party or Borrower may obtain relief against such Junior Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each Secured Party that (a) the Borrower’s or Senior Secured Parties’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Junior Secured Party waives any defense that the Borrower and/or the Senior Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

ARTICLE IV

Payments

SECTION 4.01. Prohibited Payments. FastPay has advised Non-ABL Creditor, and NonABL Creditor hereby acknowledges, that Non-ABL Creditor may not accept the prepayment of any of the Non-ABL Creditor Obligations by Borrower to the extent prohibited by Section 2.02(d).

SECTION 4.02. Application of Proceeds. So long as the Discharge of Senior Obligations with respect to any Collateral has not occurred, whether or not any Insolvency Proceeding has commenced, any Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies in connection with any Collateral, including any Enforcement Action, shall be applied to the Discharge of Senior Obligations with respect to such Collateral in such order as specified in the relevant Senior Documents or as otherwise determined by the Senior Secured Parties or as a court of competent jurisdiction may otherwise direct. All payments received by any Secured Party of any Class may be applied, reversed and reapplied, in whole or in part, to such part of the Obligations of such Class as shall be provided in the applicable Transaction Documents of such Class.

SECTION 4.03. Payments Over. So long as the Discharge of Senior Obligations with respect to any Collateral has not occurred, whether or not any Insolvency Proceeding has commenced, if any Junior Secured Party receives with actual knowledge (without any duty to make inquiry or otherwise investigate the source of the Collateral or Proceeds) any Collateral subject to any Senior Lien or any Proceeds of any such Collateral, the same shall be segregated and held in trust and forthwith paid over to the Senior Secured Party in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Such Senior Secured Party is hereby authorized to make any such endorsements as agent for each such Junior Secured Party (such authorization being coupled with an interest and irrevocable until the Discharge of Senior Obligations with respect to such Collateral has occurred).

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SECTION 4.04. Insurance and Condemnation Proceeds. Proceeds of the Collateral include insurance proceeds and condemnation Proceeds, and therefore, notwithstanding anything to the contrary set forth in the Transaction Documents, the priorities set forth in this Agreement govern the ultimate disposition of insurance proceeds and condemnation Proceeds. The Senior Secured Party with respect to any Collateral shall have the sole and exclusive right, as against the other Secured Parties, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of such Collateral (or business interruption). All proceeds of such insurance or any condemnation Proceeds shall inure to the Senior Secured Party’s claim with respect to such Collateral, and the other Secured Parties shall cooperate (if necessary) in a reasonable manner in effectuating the payment of such insurance proceeds or condemnation Proceeds to the Senior Secured Party. In the event that the Senior Secured Party with respect to any Collateral, in its sole discretion or pursuant to agreement with Borrower, permits Borrower to utilize the proceeds of insurance or any condemnation Proceeds to replace any Collateral, the consent of the Senior Secured Party thereto shall be deemed to include the consent of the other Secured Parties.

SECTION 4.05. Subrogation. To the extent that any Junior Secured Party makes a payment to the Senior Secured Party under this Article IV, no such payment may be deemed to be a payment or distribution by or on behalf of Borrower to or on account of the Junior Obligations and the Junior Secured Party will be subrogated to the rights of the Senior Secured Party; provided, however, that until the Discharge of the Senior Obligations, no Junior Secured Party may assert, enforce, or exercise against any Person any right of subrogation it may have obtained as a result of any such payment.

SECTION 4.06. FastPay Lockboxes. Non-ABL Creditor acknowledges that Borrower, in accordance with the FastPay Documents, is (or may be) required from time to time to direct collections on, or other Proceeds from, FastPay Priority Collateral to a lockbox or deposit accounts maintained by FastPay or Borrower. Notwithstanding anything to the contrary set forth herein or in any Transaction Document, FastPay has no duty, responsibility or obligation to Non-ABL Creditor with respect to such lockboxes or deposit accounts, including to pay over to Non-ABL Creditor any payment items received into any such lockbox or funds on deposit in such deposit account at any time absent FastPay’s fraudulent conduct, willful misconduct, gross negligence or its actual knowledge of the receipt of Non-ABL Creditor Priority Collateral or Proceeds (with no duty of inquiry or to investigate the source of the Proceeds).

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) If, in connection with:

(i) an Enforcement Action by a Senior Secured Party with respect to its Senior Priority Collateral; or

(ii) any asset sale, lease, exchange, transfer or other disposition of any Senior Priority Collateral permitted under the terms of the applicable Senior Transaction Documents (a “Senior Disposition”); the Senior Secured Party, for itself or on behalf of any of its applicable claimholders, releases any of its Liens on any part of its Senior Priority Collateral, then the Liens, if any, of the Junior Secured Party, for itself or for the benefit of applicable claimholders, on such Senior Priority Collateral shall be automatically, unconditionally and simultaneously released; provided, however, the foregoing release shall not occur without the consent of the Junior Secured Party (x) in the case of a foregoing Enforcement Action, as to any Collateral the net proceeds of the disposition of which will not be applied to repay (and, to the extent applicable, to reduce permanently commitments with respect to) the Senior Obligations, or (y), in the case of a Senior Disposition, if the Senior Disposition is prohibited by any provision of the Junior Transaction Documents other than solely as the result of the existence of a default or an event of default under the Junior Transaction Documents.

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(b) Until the Discharge of Senior Obligations with respect to any Collateral has occurred, the Junior Secured Party, hereby irrevocably constitutes and appoints the Senior Secured Party and any officer or agent of the Senior Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name, place and stead of the Junior Secured Parties or in such Senior Secured Party’s own name, from time to time in Senior Secured Party’s discretion to the extent the Junior Secured Party fails to do so after written request therefor, for the purpose of carrying out the terms of this Section 5.01, to take any and all action and to execute any and all documents and instruments that may be necessary or appropriate to accomplish the purposes of this Section 5.01, including any endorsements or other instruments of transfer or release.

SECTION 5.02. Amendments to Transaction Documents.

(a) Each of the FastPay Documents may be amended in accordance with the terms thereof without affecting the Lien subordinations or other provisions of this Agreement.

(b) Each of the Non-ABL Creditor Documents may be amended in accordance with the terms thereof without affecting the Lien subordinations or other provisions of this Agreement.

ARTICLE VI

Insolvency Proceedings

SECTION 6.01. Effectiveness in Insolvency Proceedings. This Agreement is a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and will continue in full force and effect during any Insolvency Proceeding, including after the filing of any petition by or against Borrower under the Bankruptcy Code and all converted or succeeding cases in respect thereof. All references herein to Borrower shall be deemed to apply to Borrower as debtor-in-possession and to any trustee for Borrower’s estate.

SECTION 6.02. Cash Collateral and DIP Financing.

(a) If any Borrower shall be subject to any Insolvency Proceeding at any time prior to the Discharge of the FastPay Obligations, and FastPay shall seek to provide any Borrower with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code (each, a “DIP Financing”) or consent to any order for the use of cash collateral constituting FastPay Priority Collateral (or, after the Discharge of the Non-ABL Creditor Obligations, constituting Collateral) under Section 363 of the Bankruptcy Code, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the Non-ABL Creditor agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the Non-ABL Creditor securing the Non-ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is FastPay Priority Collateral (or, after the Discharge of Non-ABL Creditor Obligations, that is Collateral)), so long as (i) the Non-ABL Creditor retains its Lien on the Collateral to secure the Non-ABL Creditor Obligations (including Proceeds thereof arising after the commencement of any Insolvency Proceeding) and such Liens have the same priority as existed prior to the commencement of any Insolvency Proceeding and any Lien on the Non-ABL Creditor Priority Collateral securing such DIP Financing furnished by FastPay or consented to by FastPay is junior and subordinate to the Lien of the Non-ABL Creditor on the Non-ABL Creditor Priority Collateral, and (ii) all Liens on FastPay Priority Collateral securing any such DIP Financing furnished by or consented to by FastPay shall be senior to or on a parity with the Liens of FastPay securing the FastPay Obligations on FastPay Priority Collateral. The foregoing provisions of this Section 6.02(a) shall not prevent the Non-ABL Creditor from objecting to any provision in any DIP Financing or use of any cash collateral relating to any provision or content of a plan of reorganization, liquidation or other plan of similar effect under any Bankruptcy Laws or expressly requiring the liquidation, sale or disposition of any portion of the Non-ABL Creditor Priority Collateral. Non-ABL Creditor agrees that it shall not, directly or indirectly, provide, offer to provide, or support any DIP Financing or use of cash collateral secured by a Lien on the FastPay Priority Collateral senior to or pari passu with the Liens securing (x) the FastPay Obligations or (y) any DIP Financing provided by or consented to by the FastPay, unless in each case approved by FastPay.

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(b) If any Borrower shall be subject to any Insolvency Proceeding at any time prior to the Discharge of the Non-ABL Creditor Obligations, and the Non-ABL Creditor shall seek to provide any Borrower with, or consent to a third party providing, any DIP Financing, with such DIP Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then FastPay agrees that it will raise no objection and will not support any objection to such DIP Financing or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of FastPay securing the FastPay Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) FastPay retains its Lien on the Collateral to secure the FastPay Obligations (in each case including Proceeds thereof arising after the commencement of any Insolvency Proceeding) and such Liens have the same priority as existed prior to the commencement of any Insolvency Proceeding and any Lien on FastPay Priority Collateral securing such DIP Financing furnished by the Non-ABL Creditor is junior and subordinate to the Lien of FastPay on the FastPay Priority Collateral, and (ii) all Liens on the Non-ABL Creditor Priority Collateral securing any such DIP Financing furnished by or consented to by the Non-ABL Creditor shall be senior to or on a parity with the Liens of the NonABL Creditor securing the Non-ABL Creditor Obligations on the Non-ABL Creditor Priority Collateral. The foregoing provisions of this Section 6.02(b) shall not prevent FastPay from objecting to any provision in any DIP Financing or use of any cash collateral relating to any provision or content of a plan of reorganization, liquidation or other plan of similar effect under any Bankruptcy Laws or expressly requiring the liquidation, sale or disposition of any portion of the FastPay Priority Collateral. FastPay agrees that it shall not, directly or indirectly, provide, offer to provide, or support any DIP Financing or use of cash collateral secured by a Lien on the Non-ABL Creditor Priority Collateral senior to or pari passu with the Liens securing (x) the NonABL Creditor Obligations or (y) any DIP Financing provided by or consented to by the Non-ABL Creditor, unless in each case approved by Non-ABL Creditor.

(c) All Liens granted to FastPay or the Non-ABL Creditor in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

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SECTION 6.03. Adequate Protection.

(a) No Junior Secured Party shall contest (or support any other Person in contesting) (i) any request by any Senior Secured Party for adequate protection with respect to such Senior Secured Party’s Senior Liens on any Collateral; or (ii) any objection by any Senior Secured Party to any motion, relief, action or proceeding based on such Senior Secured Party claiming a lack of adequate protection with respect to such Senior Secured Party’s Senior Liens on any Collateral.

(b) Nothing herein shall limit the rights of any Secured Party to seek adequate protection with respect to its rights in its Senior Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

SECTION 6.04. Relief from the Automatic Stay. Until the Discharge of Senior Obligations with respect to any Collateral has occurred, no Junior Secured Party with respect to such Collateral shall seek (or support any other Person in seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such Collateral without the prior written consent of the Senior Secured Party with respect to such Collateral. No Junior Secured Party shall oppose (or support any other Person opposing) any motion of any Senior Secured Party seeking relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such Senior Secured Party’s Senior Priority Collateral.

SECTION 6.05. 363 Sales. No Junior Secured Party shall object to or oppose (or support any other Person in objecting to or opposing) any sale or other disposition of all or any part of the Collateral free and clear of Liens or other claims of the Junior Secured Parties under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or any other applicable law so long as: (a) the Senior Secured Party has consented to such sale or disposition; (b) the Proceeds thereof are applied in the manner provided approved by the U.S. Bankruptcy Court; and (c) such sale has been approved by the U.S. Bankruptcy Court presiding over the Insolvency Proceeding pursuant to which such sale is authorized after an opportunity for notice and a hearing has been provided to the Junior Secured Party regarding the procedures for such sale and the criteria for acceptance of any bids; provided that (i) the Junior Secured Party may raise any objections to any such sale or other disposition to the extent that such objection could be raised by another creditor of the debtor(s) whose claims are not secured by any Liens on any property of Borrower, and (ii) to the extent that such objections are not based on the Junior Secured Party’s status as a secured creditor, including any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code or any comparable provision of any Bankruptcy Law.

SECTION 6.06. Avoidance Issues. If any Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Borrower any amount paid in respect of any Obligations (a “Recovery”), then such Secured Party shall be entitled to a reinstatement of the applicable Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

SECTION 6.07. Post-Petition Interest.

(a) Non-ABL Creditor shall not oppose or seek to challenge any claim by FastPay for allowance in any Insolvency Proceeding of FastPay Obligations consisting of Post-Petition Amounts to the extent of the value of the Liens of FastPay on the FastPay Priority Collateral, without regard to the existence of the Liens of Non-ABL Creditor on the FastPay Priority Collateral.

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(b) FastPay shall not oppose or seek to challenge any claim by Non-ABL Creditor for allowance in any Insolvency Proceeding of Non-ABL Creditor Obligations consisting of Post-Petition Amounts to the extent of the value of the Liens of Non-ABL Creditor on the NonABL Creditor Priority Collateral, without regard to the existence of the Liens of FastPay on the Non-ABL Creditor Priority Collateral.

SECTION 6.08. Waiver. Except as otherwise expressly contemplated by the other provisions of this Agreement, each Secured Party hereby waives any claim it may hereafter have against any Secured Party of the other Class arising out of (a) the election by any Secured Party of such other Class of the application of Section 1111(b)(2) of the Bankruptcy Code and (b) any Cash Collateral Usage or DIP Financing (and any related grant of a security interest) effectuated (or granted) in accordance with Section 6.02.

SECTION 6.09. Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the FastPay Documents and the NonABL Creditor Documents constitute separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the FastPay Obligations and the Non-ABL Creditor Obligations are fundamentally different from one another and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

SECTION 6.10. No Priming. Upon and after the commencement of any Insolvency Proceeding under the Bankruptcy Code: (a) until the Discharge of the Non-ABL Creditor Obligations, FastPay shall not support any application for, or consent to, any arrangement that would result in FastPay obtaining a FastPay Lien on any Non-ABL Creditor Priority Collateral that is senior to or pari passu with the Non-ABL Creditor Liens thereon; (ii) until the Discharge of the FastPay Obligations, Non-ABL Creditor shall not support any application for, or consent to, any arrangement that would result in Non-ABL Creditor obtaining an Non-ABL Creditor Lien on any FastPay Priority Collateral that is senior to or pari passu with the FastPay Liens thereon.

SECTION 6.11. Voting. No Secured Party shall be required to vote to approve any plan of reorganization with respect to Borrower for any reason and may vote to accept or reject any such plan in any Insolvency Proceeding in its sole discretion (or refrain from voting).

SECTION 6.12. Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Borrower secured by Liens upon any assets of Borrower are distributed pursuant to a plan of reorganization, on account of both the FastPay Obligations and the Non-ABL Creditor Obligations, then, to the extent the debt obligations distributed on account of the FastPay Obligations and the Non-ABL Creditor Obligations are secured by Liens upon the same assets, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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ARTICLE VII

PURCHASE RIGHT

SECTION 7.01. FastPay Obligations Purchase Right of Non-ABL Creditor. Without prejudice to the enforcement of any remedies of any Secured Party, whether under the Transaction Documents or otherwise, the Secured Party of each Class agrees that, in the event a Purchase Event shall have occurred with respect to the FastPay Obligations, the Non-ABL Creditor shall have the option, subject to the applicable assignment provisions in the FastPay Documents as in effect on the date hereof, to purchase for cash the entire aggregate amount of the FastPay Obligations (including unfunded commitments under the FastPay Documents, if any, that are in effect) at par plus accrued but unpaid interest, fees and expenses (including, for the avoidance of doubt, any prepayment penalty or premium), without warranty or representation (except for representations as to the outstanding balance of the FastPay Obligations, the current form of the FastPay Documents and as to the FastPay Obligations not having been assigned or encumbered) or recourse, on a pro rata basis from FastPay. Such option may be exercised at any time following a Purchase Event by delivery of written notice from Non-ABL Creditor to FastPay, which notice shall be irrevocable. Following exercise of such option in accordance with the terms of this Section, the Secured Parties shall cooperate in consummating promptly thereafter such purchase using the applicable assignment forms set forth in the FastPay Documents or as otherwise agreed by FastPay and Non-ABL Creditor.

ARTICLE VIII

RELIANCE; WAIVERS; ETC.

SECTION 8.01. Reliance.

(a) FastPay acknowledges that it has, independently and without reliance on NonABL Creditor, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the FastPay Documents and be bound by the terms of this Agreement and agrees that it will continue to make its own credit decision in taking or not taking any action under the FastPay Documents or this Agreement.

(b) Non-ABL Creditor acknowledges that it has, independently and without reliance on FastPay, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the Non-ABL Creditor Documents and be bound by the terms of this Agreement and agrees that it will continue to make its own credit decision in taking or not taking any action under the Non-ABL Creditor Documents or this Agreement.

SECTION 8.02. No Warranties or Liability.

(a) FastPay acknowledges and agrees that Non-ABL Creditor has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Non-ABL Creditor Document, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, NonABL Creditor will be entitled to manage and supervise its respective loans and extensions of credit under the Non-ABL Creditor Documents in accordance with law and as they may otherwise, in its sole discretion, deem appropriate.

(b) Non-ABL Creditor acknowledges and agrees that FastPay has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any FastPay Document, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, FastPay will be entitled to manage and supervise its respective loans and extensions of credit under the applicable FastPay Documents in accordance with law and as it may otherwise, in its sole discretion, deem appropriate.

(c) Non-ABL Creditor shall have no duty to FastPay, and FastPay shall have no duty to Non-ABL Creditor, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with Borrower (including any Transaction Documents), regardless of any knowledge thereof that they may have or be charged with.

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SECTION 8.03. No Waiver of Relative Lien Priorities.

(a) No right of Secured Party of any Class to enforce any provision of this Agreement or any Transaction Document of such Class shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower or, by any act or failure to act by any Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any Transaction Document, regardless of any knowledge thereof that any Secured Party may have or be otherwise charged with.

(b) Without in any way limiting the generality of clause (a) above (but subject to the rights of Borrower under the Transaction Documents), the Secured Party of any Class may, at any time and from time to time in accordance with the Transaction Documents of such Class and applicable law, without the consent of, or notice to, or incurring any liability to, the Secured Party of the other Class and without impairing or releasing the relative Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Secured Party of such other Class is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the time, manner or place of payment of, or amend any other term of, any Obligation of such first Class (including any increase in or extension of any such Obligations, without any restriction as to the tenor or terms of any such increase or extension); amend any guarantee thereof, any other liability of Borrower, any liability incurred directly or indirectly in respect thereof or any of their Senior Liens; refinance any of their Obligations; or otherwise amend any Transaction Document of such first Class;

(ii) sell, exchange, release, surrender, realize upon or enforce, or otherwise deal in any manner and in any order with, any Collateral subject to their Senior Liens or any liability of Borrower to the Secured Party of such first Class, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Obligation of such first Class or any other liability of Borrower or any security therefor or any liability incurred directly or indirectly in respect thereof and, subject to Article IV, apply any sums by whomsoever paid and however realized to any liability (including any Obligation of such first Class) in any manner or order; and

(iv) exercise, or delay in or refrain from exercising, any right or remedy against Borrower or any other Person, elect any remedy and otherwise deal freely with Borrower or any Collateral subject to their Senior Liens and any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise provided herein, each Secured Party agrees that the Secured Party of the other Class shall have no liability to such Secured Party, and hereby waives any claim against the Secured Party of such other Class arising out of any and all actions that the Secured Party of such other Class may take or permit or omit to take with respect to:

(i) the Transaction Documents of such other Class (other than as provided in this Agreement);

(ii) the collection of the Obligations of such other Class (other than in violation of the express provisions of this Agreement); or

(iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral subject to the Senior Liens of the Secured Party of such other Class.

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Each Secured Party agrees that the Secured Party of the other Class has no duty to such Secured Party in respect of the maintenance or preservation of any Collateral subject to the Senior Liens of the Secured Party of such other Class or otherwise.

(d) Until the Discharge of Obligations of such other Class, each Secured Party agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Collateral subject to any Senior Lien of the Secured Party of the other Class or any other similar rights a junior secured creditor may have under applicable law.

SECTION 8.04. Obligations Unconditional. All rights, interests, agreements and obligations of each Secured Party hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Transaction Document;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any Obligations of any Class, or any amendment, including any increase in the amount of the obligations thereunder, whether in writing or by course of conduct or otherwise, of the terms of any Transaction Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, whether in writing or by course of conduct or otherwise, of all or any Obligations of any Class or any guarantee thereof;

(d) the commencement of any Insolvency Proceeding; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of Borrower in respect of any Secured Party or any Obligation.

ARTICLE IX

Miscellaneous

SECTION 9.01. Conflicts. In the event of any express conflict between the provisions of this Agreement and the provisions of any Transaction Document, the provisions of this Agreement shall govern and control.

SECTION 9.02. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination, and the Secured Party of any Class may continue, at any time and without notice to the Secured Party of the other Class, to extend credit and other financial accommodations and lend monies to or for the benefit of Borrower constituting their Obligations in reliance hereon. Each Secured Party hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to Borrower shall include Borrower as debtor and debtor-in-possession and any receiver or trustee for Borrower, as the case may be, in any Insolvency Proceeding.

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SECTION 9.03. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

SECTION 9.04. Information Concerning Financial Condition of Borrowers. Each Secured Party acknowledges that none of the Secured Parties shall be responsible for keeping any other Secured Party informed of (a) the financial condition of Borrower (b) any other circumstances bearing upon the risk of nonpayment of the Obligations of any Class. No Secured Party of any Class shall have any duty to advise any Secured Party of the other Class of information known to it regarding such condition or any such circumstances or otherwise. In the event the Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Secured Party of the other Class, it shall be under no obligation:

(i) to make any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(ii) to provide any additional information or to provide any such information on any subsequent occasion;

(iii) to undertake any investigation; or

(iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 9.05. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

SECTION 9.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT NOT PROHIBITED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.07. Jurisdiction; Consent to Service of Process.

(a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California court or federal court of the United States of America sitting in Los Angeles County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in California or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

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(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any California or federal court located in Los Angeles County, California. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.08. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, addressed to the recipients at their addresses set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

If to FastPay:

FPP Finance LLC

8201 Beverly Blvd., Suite 600

Los Angeles, California 90048

Attn: Legal Department

If to Non-ABL Creditor:

BRF Finance Co., LLC

299 Park Avenue, 21st Floor

New York, NY 10171

Attn: Daniel Shribman, President

SECTION 9.09. Further Assurances. Each Secured Party agrees that it will take such further action and will execute and deliver such additional documents and instruments (in recordable form, if requested) as any Secured Party may reasonably request to effectuate the terms of and the relative Lien priorities contemplated by this Agreement.

SECTION 9.10. Binding on Successors and Assigns. This Agreement shall be binding upon each Secured Party and their respective successors and assigns. Each Secured Party shall cause any applicable assignee of the FastPay Obligations or Non-ABL Creditor Obligations, as applicable, to execute a joinder to this Agreement as a condition of any such assignment.

SECTION 9.11. Specific Performance. Each Secured Party may demand specific performance of this Agreement. Each Secured Party hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any other Secured Party.

SECTION 9.12. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

SECTION 9.14. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 9.15. Non-ABL Creditor as Agent for Non-ABL Lenders. Non-ABL Creditor agrees, represents, and warrants that: (a) it has the authority to bind and does so bind each “Purchaser” under the Non-ABL Creditor Agreement and (b) it acts as the agent and collateral agent for each “Purchaser” under the Non-ABL Creditor Agreement in connection with the Transaction Documents. NonABL Creditor agrees and acknowledges that each reference herein to “Non-ABL Creditor” shall be deemed a reference to “Non-ABL Creditor as agent on behalf of each Purchaser under the Non-ABL Creditor Agreement”.

SECTION 9.16. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns, including each Secured Party. No other Person, including Borrower, any debtor-in-possession, or any trustee in any Insolvency Proceeding, shall have or be entitled to assert rights or benefits hereunder.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

FPP FINANCE LLC,

By:	/s/ Secil Baysal
Name:	Secil Baysal
Title:	President

BRF FINANCE CO., LLC, on behalf of itself and each “Purchaser” under the Non-ABL Creditor Agreement

By:	/s/ Bryant R. Riley
Name:	Bryant R. Riley
Title:	Chief Executive Officer

[Signature Page – Intercreditor Agreement]